EXHIBIT 99.2
REVOLVING CREDIT NOTE

$7,500,000	November 17, 2009
     FOR VALUE RECEIVED, the undersigned, ALLIED HEALTHCARE PRODUCTS, INC., a Delaware corporation with its chief executive office and principal place of business at 1720 Sublette Avenue, St. Louis, Missouri 63110 (“Borrower"), promises to pay to the order of ENTERPRISE BANK & TRUST (“Lender"), at the office of the Lender, located at 150 N. Meramec, Clayton, Missouri 63105, in lawful money of the United States of America and in immediate available funds, the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), together with interest from and after the date hereof on the unpaid principal balance outstanding at a variable rate per annum set forth in the Loan Agreement (as defined below).
     This Revolving Credit Note (the “Note") is the Revolving Credit Note referred to in, and is issued pursuant to, that certain Loan and Security Agreement between Borrower and Lender dated the date hereof (hereinafter, as amended from time to time, the “Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.
     Reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the loans evidenced by this Note are made and are to be repaid. The entire aggregate principal amount of this Note, together with all accrued but unpaid interest hereon, shall be due and payable on the Revolving Credit Maturity Date.
     Except as otherwise expressly provided in the Loan Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
     This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.
     Upon the occurrence and continuation of any one or more of the Events of Default specified in the Loan Agreement which have not been cured by Borrower or waived by Lender, Lender may declare all Obligations evidenced hereby to be immediately due and payable (except with respect to any Event of Default set forth in Section 10.1.10 of the Loan Agreement, in which case all Obligations evidenced hereby shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender.
     Time is of the essence of this Note. Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
     Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower’s liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.
     The validity, interpretation and enforcement of this promissory note shall be governed by the internal laws of the State of Missouri without giving effect to the conflict of laws principles thereof.
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     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered on the date first above written.

ALLIED HEALTHCARE PRODUCTS, INC., a Delaware corporation
By:	/s/ Daniel C. Dunn
	Name:	Daniel C. Dunn
	Title:	Vice President, Secretary and CFO

Signature Page to Revolving Credit Note